UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 10, 2024

CALUMET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42172	36-5098520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (317) 328-5660

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CLMT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Fifth Amendment to Third Amended and Restated Credit Agreement

On July 10, 2024, in connection with the completion of the previously announced conversion (the “Conversion”) of Calumet Specialty Products Partners, L.P. (the “Partnership”) into Calumet, Inc. (the “Company”), the Company entered into the Fifth Amendment (the “Fifth Amendment”) with Calumet GP, LLC (the “General Partner”), the Partnership, certain subsidiaries of the Partnership party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, to the Third Amended and Restated Credit Agreement, dated February 23, 2018 (the “Credit Agreement”), among the Partnership, certain subsidiaries of the Partnership party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent. The Fifth Amendment amended the Credit Agreement to, among other changes, (i) reflect the addition of the Company and the General Partner as additional borrowers under the Credit Agreement, (ii) reflect the addition of the Company and the General Partner as additional grantors of security interests in their respective assets that constitute Collateral (as defined in the Credit Agreement, as amended) to secure the obligations under the Credit Agreement and related documents, (iii) transition certain responsibilities from the Partnership to the Company, including to designate the Company as the successor Borrower Agent (as defined in the Credit Agreement, as amended), and (iv) replace Canadian Dealer Offered Rate, or CDOR, with Term Canadian Overnight Repo Rate Average, or Term CORRA, as an alternate currency rate for which Alternate Swingline Loans denominated in Canadian Dollars may be borrowed under the Credit Agreement (each as defined in the Credit Agreement, as amended), in each case, on the terms and conditions set forth in the Fifth Amendment.

The foregoing description of the Fifth Amendment is not complete and is qualified in its entirety by reference to the complete text of the Fifth Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

Omnibus Amendment Agreement

On July 10, 2024, in connection with the closing of the Conversion, the Company entered into the Omnibus Amendment Agreement (the “Omnibus Amendment”) with the Partnership, J. Aron & Company LLC (“J. Aron”) and the other parties thereto to make certain amendments to the Monetization Master Agreement, dated as of January 17, 2024 (the “Monetization Agreement”), among J. Aron, the Partnership and certain subsidiaries of the Partnership party thereto. The Omnibus Amendment amended the Monetization Agreement to, among other changes, (i) reflect the addition of the Company as an additional party under the Monetization Agreement and (ii) reflect the amendment and restatement of the prior guaranty provided by the Partnership to, among other things, reflect the addition of the Company as an additional guarantor of the guaranteed obligations arising out of or under the Monetization Agreement and other associated transaction documents.

The foregoing description of the Omnibus Amendment is not complete and is qualified in its entirety by reference to the complete text of the Omnibus Amendment, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALUMET, INC.

Date: July 16, 2024	By:	/s/ David Lunin
	Name:	David Lunin
	Title:	Executive Vice President and Chief Financial Officer